UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 5, 2015

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11, Vegetable Building, Industrial Park of the East City
Shouguang City , Shandong Province 262700
The People’s Republic of China

(Address of principal executive offices and zip code)

+86 (536) 567-0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On October 5, 2015, Gulf Resources, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1.  Election of Directors

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Ming Yang	29,469,486	0	2,577,861	9,414,917
Xiaobin Liu	29,292,486	0	2,754,861	9,414,917
Naihui Miao	29,475,486	0	2,571,861	9,414,917
Nan Li	29,495,586	0	2,551,761	9,414,917
Yang Zou	29,495,586	0	2,551,761	9,414,917
Shitong Jiang	29,495,376	0	2,551,971	9,414,917
Tengfei Zhang	29,491,300	0	2,556,047	9,414,917

2.             Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Morison Cogen LLP as the independent auditors of the Company for the fiscal year ended December 31, 2015, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
39,843,488	1,061,587	557,189	-

3.             Advisory Vote on Executive Compensation

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed in the 2015 Proxy Statement under “Executive Compensation” on an advisory basis, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
29,548,495	2,459,061	39,791	9,414,917

4.             Amendment to Amended and Restated 2007 Equity Incentive Plan

Stockholders approved the amendment to the Company’s Amended and Restated 2007 Equity Incentive Plan, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
25,955,559	5,935,982	155,806	9,414,917

5.             Reincorporation from Delaware to Nevada

Stockholders approved the reincorporation of the Company from Delaware to Nevada, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
25,962,808	5,921,286	163,253	9,414,917

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

Date: October 5, 2015	By:	/s/ Min Li
	Name:	Min Li
	Title:	Chief Financial Officer